

<ARTICLE>                     5
<LEGEND>
This schedule contains summary financial information extracted from Krupp Realty
Fund 4 Financial Statements for the twelve months ended December 31, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                              DEC-31-1999
<PERIOD-START>                                 JAN-01-1999
<PERIOD-END>                                   DEC-31-1999
<CASH>                                             856,738
<SECURITIES>                                             0
<RECEIVABLES>                                       18,159<F1>
<ALLOWANCES>                                             0
<INVENTORY>                                              0
<CURRENT-ASSETS>                                   883,069
<PP&E>                                          35,858,331<F2>
<DEPRECIATION>                                (25,027,729)<F3>
<TOTAL-ASSETS>                                  12,588,568
<CURRENT-LIABILITIES>                            1,002,041
<BONDS>                                         16,538,127<F4>
<PREFERRED-MANDATORY>                                    0
<PREFERRED>                                              0
<COMMON>                                                 0
<OTHER-SE>                                     (4,951,600)<F5>
<TOTAL-LIABILITY-AND-EQUITY>                    12,588,568
<SALES>                                                  0
<TOTAL-REVENUES>                                 7,052,216<F6>
<CGS>                                                    0
<TOTAL-COSTS>                                            0
<OTHER-EXPENSES>                                 5,160,903<F7>
<LOSS-PROVISION>                                         0
<INTEREST-EXPENSE>                               1,422,506
<INCOME-PRETAX>                                          0
<INCOME-TAX>                                             0
<INCOME-CONTINUING>                                      0
<DISCONTINUED>                                           0
<EXTRAORDINARY>                                      4,438<F8>
<CHANGES>                                                0
<NET-INCOME>                                       464,369<F9>
<EPS-BASIC>                                            0
<EPS-DILUTED>                                            0

<F1>Includes all receivables  grouped in "prepaid  expenses and other assets" on the Balance  Sheet.
<F2>Multi-family  complexes  of  $35,510,732  and deferred expenses of $347,599.
<F3>Accumulated  depreciation of  $24,736,628 and  accumulated  amortization  of deferred expenses of $291,101.
<F4>Represents mortgage notes payable.
<F5>Represents  total deficit  of the  General Partners  and Limited Partners of
($308,068) and ($4,643,532), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $2,921,802, real estate taxes of $701,956 and depreciation and amortization of $1,537,145.
<F8>Includes minority interest of $4,438.
<F9>Net income  allocated $4,644 to the General Partners and $459,725 to Limited
Partners. Average net income per Unit of Limited Partners interest is $14,71 on 30,000 Units outstanding.

